Exhibit 99.1

iFresh, Inc. Announces Exclusive Distribution Agreement with Xiamen
Yidong Intelligent Technology Co., Ltd for Smart Retail Technology

NEW YORK, NY – August 31, 2018 - iFresh, Inc. (“iFresh” or “the Company”) (NASDAQ: IFMK), a leading Asian American grocery supermarket chain and online grocer, announced today that it has entered into an exclusive distribution agreement (“the Agreement”) with Xiamen Yidong Intelligent Technology Co., Ltd (“Xiamen Yidong”), a leading manufacturer of retail payments and unmanned smart retail technology, to sell Xiamen Yidong’s smart retail products in North America, South America, and Central America.

Under the terms of the Agreement, iFresh has been granted exclusive distribution rights for the sale of Xiamen Yidong Intelligent Technology Co., Ltd’s E+Store, E+Box, E+Door, E+AI, E+Cabinets, E+Shopping Cart, and related smart retail shopping products for a term of 5 years in North America, South America, and Central America. iFresh has the right to extend the Agreement for an additional 10 years.

These smart retail products replace traditional labor with automatic checkout systems using palmprint, facial recognition technology, artificial technology and mobile phone apps, to provide a seamless consumer experience. Xiamen Yidong’s smart retail products, upgrades and retail models use smart technology to reduce labor costs and help physical stores face the competition and challenges from online retail.

Mr. Long Deng, Chairman and CEO of iFresh, commented, “We are pleased to announce this agreement with Xiamen Yidong. We plan to both use Xiamen Yidong’s smart products in our own stores and sell these products to other interested parties. We expect our customers to be attracted to the convenience of these unmanned checkout stations and we also plan to integrate the technology with current US payment systems to make it easier for US vendors to use.”

Mr. Deng continued, “iFresh is planning to open unmanned convenience stores in the United States in the future. We hope to develop a franchise system and use this technology to transform gas station convenience stores across the United States so that they benefit from reduced labor costs. Further, iFresh has started to incorporate retail smart technology services and smart technology across the value chain.”

About iFresh, Inc.

iFresh Inc. (NASDAQ: IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

About Xiamen Yidong Intelligent Technology Co., Ltd.

Headquartered in Xiamen, Xiamen Yidong Intelligent Technology Co., Ltd. (“Xiamen Yidong”) is a leading manufacturer of retail payment terminals and unmanned smart retail technology. Xiamen Yidong launched the first unmanned convenience store in Fujian, operating 24 hours a day, 7 days a week in September 2017. In the months following, Xiamen Yidong opened nearly 100 unmanned convenience stores across China. Xiamen Yidong uses artificial intelligence, deep learning, machine learning, natural language processing, creating palmprint and face recognition, product identification, and behavior recognition systems combined with “Internet of Things” technology for software and hardware design and development. These technologies power Xiamen Yidong’s smart retail systems, including smart shelves, smart refrigeration, smart settlement, smart advertising and others. For more information, please visit: http://www.estore.ai.

Forward-Looking Statement

This announcement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this announcement include, but are not limited to, statements regarding our disclosure concerning the Company’s operations, cash flows, financial position and dividend policy.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: ir@ifreshmarket.com

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com